EXHIBIT 99.1


     WILSHIRE FINANCIAL SERVICES RESTRUCTURING PLAN APPROVED BY
               NOTEHOLDERS; PLAN FILED WITH COURT


(PORTLAND, Ore., March 3, 1999)   Wilshire Financial Group Inc.
(NASDAQ: WFSG) today announced that holders of its outstanding notes have overwhelmingly approved the terms of its previously described restructuring plan with 96% of voters accepting. As a result of this, the company can move forward with the restructuring process by filing its voluntary petition for reorganization with the United States Bankruptcy Court for the District of Delaware.

     The restructuring will only affect the public parent company, Wilshire Financial Services Group, and will not affect any of the daily operations of the Company's subsidiaries, including Wilshire Funding Corporation, Wilshire Servicing Corporation and Wilshire's European operations. Payments to lenders and trade creditors will continue in the ordinary course of business. The plan also resolves all outstanding obligations between the Company and Wilshire Real Estate Investment Trust Inc., a separate public company.

     "The approval of the restructuring plan by our noteholders and the filing with the court represent two key steps in the process we first outlined in October," said Andrew A. Wiederhorn, Chairman and Chief Executive Officer of Wilshire Financial Services Group. "We anticipate that the plan should be approved by the court in mid-April, at which point we will emerge with a stable capital base that will allow the Company to again focus on its core strengths of buying and servicing mortgage loan portfolios. First Bank of Beverly Hills has been and will continue to buy assets throughout the restructuring process."

     "The Company has secured debtor-in-possession financing which will further solidify the restructuring plan," continued Wiederhorn. "The combination of the restructuring, current cash balances, and the stabilizing of external markets should allow us, in due course, to return to profitability."

     The Company's notes, totaling approximately $184 million, consist of 13% Notes due 2004 and 13% Series B Notes due 2004.

     Under the plan, the $184 million of outstanding notes will be exchange into 100% of the common stock of the reorganized company. A portion of the new common stock may be reallocated so that the current shareholders may receive up to 0.5% of the outstanding shares of the new common stock in lieu of their present stock. The plan also provides for the acquisition of the loan servicing assets of Wilshire Credit Corporation, a private company. The Company then will be able to service its own assets and provide third party servicing. This should produce additional revenues for the Company and eliminate potential conflicts of interest.

     Wilshire Financial Services Group Inc. is a diversified financial services company conducting business in the U.S., U.S. Territories and Europe. The Company specializes in loan portfolio acquisition, mortgage banking, and servicing. It offers wholesale banking through a subsidiary, First Bank of Beverly Hills, F.S.B. The Company is headquartered in Portland, Oregon, USA and has offices throughout the United States and in the United Kingdom, France and Ireland.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release which are not identified as historical should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company which are identified as forward-looking, the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, the real estate market, the availability of pools of loans at acceptable prices, the availability and conditions of financing for loan pool acquisitions and mortgage-backed securities, interest rates and overseas expansion. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as representation by the Company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.